Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	January 17, 2019

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES 2018 FOURTH QUARTER AND FULL-YEAR RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for 2018.

GAAP Results of Operations.  Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $3.76 in the fourth quarter of 2018, 87% higher than $2.01 in the year-earlier quarter and 7% above $3.53 in the third quarter of 2018.  GAAP-basis net income in the recent quarter was $546 million, up from $322 million in the fourth quarter of 2017 and $526 million in the third 2018 quarter. GAAP-basis net income for the fourth quarter of 2018 expressed as an annualized rate of return on average assets and average common shareholders' equity was 1.84% and 14.80%, respectively, improved from 1.06% and 8.03%, respectively, in the corresponding 2017 period and 1.80% and 14.08%, respectively, in the third quarter of 2018. In December 2018, M&T received approval from the Internal Revenue Service to change its tax return treatment for certain loan fees retroactive to 2017. Given the reduction of the Federal income tax rate in 2018, that change in treatment resulted in a $15 million reduction of income tax expense in the recent quarter. The impact of that benefit on net income was offset by a $20 million contribution to The M&T Charitable Foundation in the fourth quarter that, after applicable tax effect, reduced net income by $15 million. As compared with 2017, income tax expense in all 2018 periods reflects the reduction of the corporate Federal income tax rate from 35% to 21%. M&T’s results in 2017’s final quarter were reduced by $98 million, or $.65 of diluted earnings per common share, predominantly reflecting the impact of that lower tax rate on the carrying values of M&T’s net deferred tax assets and other items.

Commenting on M&T’s financial performance, Darren J. King, Executive Vice President and Chief Financial Officer, noted, “We are extremely pleased with M&T’s performance this past quarter and for 2018 as a whole.  Our results reflect a continuation of many positive factors including growth in interest and noninterest revenues, subdued credit costs and well-controlled expenses. Average balances of loans to commercial customers rose in the recent quarter and year-end commercial balances grew $2.2 billion from the end of the third quarter. We believe M&T is well positioned as we enter 2019.”

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M&T BANK CORPORATION

Earnings Highlights

				Change 4Q18 vs.
($ in millions, except per share data)	4Q18	4Q17	3Q18	4Q17	3Q18

Net income	$546	$322	$526	69%	4%
Net income available to common shareholders ̶ diluted	$525	$302	$505	74%	4%
Diluted earnings per common share	$3.76	$2.01	$3.53	87%	7%
Annualized return on average assets	1.84%	1.06%	1.80%
Annualized return on average common equity	14.80%	8.03%	14.08%

Diluted earnings per common share were $12.74 for the year ended December 31, 2018, 46% higher than $8.70 in 2017. GAAP-basis net income for 2018 aggregated $1.92 billion, up 36% from $1.41 billion in 2017. Expressed as a rate of return on average assets and average common shareholders’ equity, GAAP-basis net income for 2018 was 1.64% and 12.82%, respectively, improved from 1.17% and 8.87%, respectively, in 2017.

Supplemental Reporting of Non-GAAP Results of Operations.  M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature.  The amounts of such “nonoperating” expenses are presented in the tables that accompany this release.  Although “net operating income” as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $3.79 in the recent quarter, compared with $2.04 in the fourth quarter of 2017 and $3.56 in the third quarter of 2018.  Net operating income for the fourth quarter of 2018 was $550 million, compared with $327 million in the year-earlier period and $531 million in 2018’s third quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income in the recent quarter was 1.93% and 22.16%, respectively, compared with 1.12% and 11.77%, respectively, in the corresponding 2017 quarter and 1.89% and 21.00%, respectively, in the third quarter of 2018.

For the year ended December 31, 2018, diluted net operating earnings per common share were $12.86, compared with $8.82 in 2017. Net operating income in 2018 increased 36% to $1.94 billion from $1.43 billion in 2017. Net operating income expressed as a rate of return on average tangible assets and average tangible common shareholders’ equity was 1.72% and 19.09%, respectively, in 2018, compared with 1.23% and 13.00%, respectively, in 2017.

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M&T BANK CORPORATION

Taxable-equivalent Net Interest Income.  Net interest income expressed on a taxable-equivalent basis totaled $1.06 billion in 2018’s fourth quarter, improved 9% from $980 million in the year-earlier quarter and 3% above $1.03 billion in the third quarter of 2018. That growth predominantly resulted from a widening of the net interest margin to 3.92% in the recent quarter from 3.56% in the fourth quarter of 2017 and 3.88% in the third quarter of 2018 that reflects generally higher interest rates. Taxable-equivalent net interest income for the full year of 2018 increased 7% to $4.09 billion from $3.82 billion in 2017. The net interest margin was 3.83% in 2018 and 3.47% in 2017.

Taxable-equivalent Net Interest Income

				Change 4Q18 vs.
($ in millions)	4Q18	4Q17	3Q18	4Q17	3Q18

Average earning assets	$107,785	$109,412	$105,835	-1%	2%
Net interest income ̶ taxable-equivalent	$1,065	$980	$1,035	9%	3%
Net interest margin	3.92%	3.56%	3.88%

Provision for Credit Losses/Asset Quality.  The provision for credit losses was $38 million in the fourth quarter of 2018, compared with $31 million in the year-earlier quarter and $16 million in 2018’s third quarter. Net loan charge-offs were $38 million during the recent quarter, compared with $27 million in the fourth quarter of 2017 and $16 million in the third quarter of 2018. The lower net charge-offs in 2018’s third quarter reflected significantly higher recoveries of previously charged-off loans.  Expressed as an annualized percentage of average loans outstanding, net charge-offs were .17% and .12% in the final quarters of 2018 and 2017, respectively, and .07% in the third quarter of 2018. The provision for credit losses was $132 million for the year ended December 31, 2018, compared with $168 million in 2017. Net loan charge-offs during 2018 and 2017 aggregated $130 million and $140 million, respectively, or .15% and .16%, respectively, of average loans outstanding.

Loans classified as nonaccrual totaled $894 million or 1.01% of total loans outstanding at December 31, 2018, compared with $883 million or 1.00% a year earlier and $871 million or 1.00% at September 30, 2018. Assets taken in foreclosure of defaulted loans were $78 million at December 31, 2018, improved from $112 million at December 31, 2017 and $87 million at September 30, 2018.

Allowance for Credit Losses.  M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses.  As a result of those analyses, the allowance for credit losses totaled $1.02 billion at each of December 31, 2018, December 31, 2017 and September 30, 2018. As a percentage of loans outstanding, the allowance was 1.15% and 1.16% at December 31, 2018 and 2017, respectively, and 1.18% at September 30, 2018.

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M&T BANK CORPORATION

Asset Quality Metrics

				Change 4Q18 vs.
($ in millions)	4Q18	4Q17	3Q18	4Q17	3Q18

At end of quarter
Nonaccrual loans	$894	$883	$871	1%	3%
Real estate and other foreclosed assets	$78	$112	$87	-30%	-10%
Total nonperforming assets	$972	$995	$958	-2%	1%
Accruing loans past due 90 days or more (1)	$223	$244	$254	-9%	-13%
Nonaccrual loans as % of loans outstanding	1.01%	1.00%	1.00%

Allowance for credit losses	$1,019	$1,017	$1,019	—	—
Allowance for credit losses as % of loans outstanding	1.15%	1.16%	1.18%

For the period
Provision for credit losses	$38	$31	$16	23%	138%
Net charge-offs	$38	$27	$16	40%	141%
Net charge-offs as % of average loans (annualized)	.17%	.12%	.07%

(1)	Excludes loans acquired at a discount. Predominantly residential real estate loans.

Noninterest Income and Expense.  Noninterest income totaled $481 million in the recent quarter, little changed from $484 million in the fourth quarter of 2017, but up from $459 million in the third quarter of 2018. As compared with the fourth quarter of 2017, higher credit-related fees, trading account and foreign exchange gains, and trust income in the recent quarter were offset by a decline in residential mortgage banking revenues and lower gains on investment securities. Higher trading account and foreign exchange gains, valuation gains on equity securities and increased commercial mortgage banking revenues in the recent quarter contributed to the improvement from the third quarter of 2018.

Noninterest Income

				Change 4Q18 vs.
($ in millions)	4Q18	4Q17	3Q18	4Q17	3Q18

Mortgage banking revenues	$92	$96	$88	-4%	4%
Service charges on deposit accounts	109	108	109	1%	—
Trust income	135	130	133	4%	1%
Brokerage services income	13	13	12	—	4%
Trading account and foreign exchange gains	17	10	6	58%	173%
Gain (loss) on bank investment securities	4	21	(3)	-80%	—
Other revenues from operations	111	106	114	5%	-2%
Total other income	$481	$484	$459	-1%	5%

Noninterest income aggregated $1.86 billion in 2018 and $1.85 billion in 2017. Higher trust income in 2018 was largely offset by the impact of investment securities gains in 2017.

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M&T BANK CORPORATION

Noninterest expense aggregated $802 million in the fourth quarter of 2018, $796 million in the year-earlier quarter and $776 million in the third quarter of 2018.  Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets, noninterest operating expenses were $797 million in the recent quarter, $789 million in the fourth quarter of 2017 and $770 million in the third quarter of 2018. Higher salaries and employee benefits expenses in the recent quarter were largely offset by lower charitable contributions and FDIC assessments as compared with the fourth quarter of 2017. The higher level of noninterest expense in the final 2018 quarter as compared with the third quarter of 2018 was attributable to increased charitable contributions and costs for professional services and salaries and employee benefits, that were partially offset by lower FDIC assessments.

Noninterest Expense

				Change 4Q18 vs.
($ in millions)	4Q18	4Q17	3Q18	4Q17	3Q18

Salaries and employee benefits	$439	$402	$431	9%	2%
Equipment and net occupancy	74	71	77	3%	-5%
Outside data processing and software	50	50	51	—	-1%
FDIC assessments	10	24	19	-59%	-48%
Advertising and marketing	26	19	22	34%	19%
Printing, postage and supplies	9	9	9	2%	-1%
Amortization of core deposit and other intangible assets	5	7	6	-24%	-13%
Other costs of operations	189	214	161	-11%	18%
Total other expense	$802	$796	$776	1%	3%

For the year ended December 31, 2018, noninterest expense aggregated $3.29 billion, compared with $3.14 billion in 2017. Noninterest operating expenses were $3.26 billion and $3.11 billion in 2018 and 2017, respectively. The higher level of such expenses in 2018 resulted largely from increased costs for salaries and employee benefits, professional services and legal-related matters.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues.  M&T's efficiency ratio was 51.7% in the fourth quarter of 2018, 54.7% in the corresponding 2017 quarter and 51.4% in the third quarter of 2018. The efficiency ratio for the full year 2018 was 54.8%, improved from 55.1% in 2017.

Balance Sheet.  M&T had total assets of $120.1 billion at December 31, 2018, compared with $118.6 billion and $116.8 billion at December 31, 2017 and September 30, 2018, respectively. Loans and leases, net of unearned discount, were $88.5 billion at December 31, 2018, $88.0 billion at December 31, 2017 and $86.7 billion at September 30, 2018. Contributing to the higher outstanding balances of loans and leases at the recent quarter-end as compared with September 30, 2018 were growth in commercial loans and commercial real estate loans that was partially offset by acquired residential mortgage loan repayments. Total deposits were $90.2

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M&T BANK CORPORATION

billion at the recent year-end, compared with $92.4 billion at December 31, 2017 and $89.1 billion at September 30, 2018.

Total shareholders' equity was $15.5 billion at December 31, 2018 and $16.3 billion a year earlier, representing 12.87% and 13.70%, respectively, of total assets. Total shareholders’ equity was $15.4 billion, or 13.21% of total assets at September 30, 2018. Common shareholders' equity was $14.2 billion, or $102.69 per share, at December 31, 2018, compared with $15.0 billion, or $100.03 per share, a year-earlier and $14.2 billion, or $100.38 per share, at September 30, 2018.  Tangible equity per common share was $69.28 at December 31, 2018, compared with $69.08 at December 31, 2017 and $67.64 at September 30, 2018. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances.  M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 10.13% at December 31, 2018.

In accordance with its 2018 capital plan, M&T repurchased 3,060,000 shares of its common stock during the recent quarter at an average cost per share of $163.34, for a total cost of $500 million. In the aggregate, during the 2018, M&T repurchased 12,295,817 shares of common stock at a total cost of $2.2 billion.

Conference Call.  Investors will have an opportunity to listen to M&T's conference call to discuss fourth quarter financial results today at 11:00 a.m. Eastern Time.  Those wishing to participate in the call may dial

(877) 780-2276.  International participants, using any applicable international calling codes, may dial

(973) 582-2700.  Callers should reference M&T Bank Corporation or the conference ID #8982419.  The conference call will be webcast live through M&T's website at https://ir.mtb.com/events.cfm. A replay of the call will be available through Thursday, January 24, 2019 by calling (800) 585-8367, or (404) 537-3406 for international participants, and by making reference to ID #8982419.  The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York.  M&T's principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia.  Trust-related services are provided by M&T's Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements.  This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T's business, management's beliefs and assumptions made by management.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

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M&T BANK CORPORATION

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

	Three months ended			Year ended
	December 31			December 31
Amounts in thousands, except per share	2018	2017	Change	2018	2017	Change
Performance
Net income	$546,219	322,403	69%	$1,918,080	1,408,306	36%
Net income available to common shareholders	525,328	302,486	74%	1,836,035	1,327,517	38%
Per common share:
Basic earnings	$3.76	2.01	87%	$12.75	8.72	46%
Diluted earnings	3.76	2.01	87%	12.74	8.70	46%
Cash dividends	$1.00	.75	33%	$3.55	3.00	18%
Common shares outstanding:
Average - diluted (1)	139,838	150,348	-7%	144,151	152,551	-6%
Period end (2)	138,534	150,112	-8%	138,534	150,112	-8%
Return on (annualized):
Average total assets	1.84%	1.06%		1.64%	1.17%
Average common shareholders' equity	14.80%	8.03%		12.82%	8.87%
Taxable-equivalent net interest income	$1,064,918	980,457	9%	$4,094,199	3,815,614	7%
Yield on average earning assets	4.51%	3.93%		4.33%	3.82%
Cost of interest-bearing liabilities	.94%	.59%		.78%	.55%
Net interest spread	3.57%	3.34%		3.55%	3.27%
Contribution of interest-free funds	.35%	.22%		.28%	.20%
Net interest margin	3.92%	3.56%		3.83%	3.47%
Net charge-offs to average total net loans (annualized)	.17%	.12%		.15%	.16%
Net operating results (3)
Net operating income	$550,169	326,664	68%	$1,936,155	1,427,331	36%
Diluted net operating earnings per common share	3.79	2.04	86%	12.86	8.82	46%
Return on (annualized):
Average tangible assets	1.93%	1.12%		1.72%	1.23%
Average tangible common equity	22.16%	11.77%		19.09%	13.00%
Efficiency ratio	51.70%	54.65%		54.79%	55.07%

	At December 31
Loan quality	2018	2017	Change
Nonaccrual loans	$893,608	882,598	1%
Real estate and other foreclosed assets	78,375	111,910	-30%
Total nonperforming assets	$971,983	994,508	-2%
Accruing loans past due 90 days or more (4)	$222,527	244,405	-9%
Government guaranteed loans included in totals above:
Nonaccrual loans	$34,667	35,677	-3%
Accruing loans past due 90 days or more	192,443	235,489	-18%
Renegotiated loans	$245,367	221,513	11%
Accruing loans acquired at a discount past due 90 days or more (5)	$39,750	47,418	-16%
Purchased impaired loans (6):
Outstanding customer balance	$529,520	688,091	-23%
Carrying amount	303,305	410,015	-26%
Nonaccrual loans to total net loans	1.01%	1.00%
Allowance for credit losses to total loans	1.15%	1.16%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 15.

(4)	Excludes loans acquired at a discount. Predominantly residential real estate loans.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Financial Highlights, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Amounts in thousands, except per share	2018	2018	2018	2018	2017
Performance
Net income	$546,219	526,091	493,160	352,610	322,403
Net income available to common shareholders	525,328	505,365	472,600	332,749	302,486
Per common share:
Basic earnings	$3.76	3.54	3.26	2.24	2.01
Diluted earnings	3.76	3.53	3.26	2.23	2.01
Cash dividends	$1.00	1.00	.80	.75	.75
Common shares outstanding:
Average - diluted (1)	139,838	142,976	144,998	148,905	150,348
Period end (2)	138,534	141,479	144,261	146,799	150,112
Return on (annualized):
Average total assets	1.84%	1.80%	1.70%	1.22%	1.06%
Average common shareholders' equity	14.80%	14.08%	13.32%	9.15%	8.03%
Taxable-equivalent net interest income	$1,064,918	1,034,771	1,014,184	980,326	980,457
Yield on average earning assets	4.51%	4.40%	4.28%	4.11%	3.93%
Cost of interest-bearing liabilities	.94%	.82%	.71%	.64%	.59%
Net interest spread	3.57%	3.58%	3.57%	3.47%	3.34%
Contribution of interest-free funds	.35%	.30%	.26%	.24%	.22%
Net interest margin	3.92%	3.88%	3.83%	3.71%	3.56%
Net charge-offs to average total net loans (annualized)	.17%	.07%	.16%	.19%	.12%
Net operating results (3)
Net operating income	$550,169	530,619	497,869	357,498	326,664
Diluted net operating earnings per common share	3.79	3.56	3.29	2.26	2.04
Return on (annualized):
Average tangible assets	1.93%	1.89%	1.79%	1.28%	1.12%
Average tangible common equity	22.16%	21.00%	19.91%	13.51%	11.77%
Efficiency ratio	51.70%	51.41%	52.42%	63.98%	54.65%

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan quality	2018	2018	2018	2018	2017
Nonaccrual loans	$893,608	870,832	819,984	864,671	882,598
Real estate and other foreclosed assets	78,375	87,333	98,062	101,514	111,910
Total nonperforming assets	$971,983	958,165	918,046	966,185	994,508
Accruing loans past due 90 days or more (4)	$222,527	254,360	223,026	235,325	244,405
Government guaranteed loans included in totals above:
Nonaccrual loans	$34,667	33,570	34,870	36,618	35,677
Accruing loans past due 90 days or more	192,443	195,450	202,394	223,611	235,489
Renegotiated loans	$245,367	242,892	242,528	226,829	221,513
Accruing loans acquired at a discount past due 90 days or more (5)	$39,750	44,223	47,405	49,349	47,418
Purchased impaired loans (6):
Outstanding customer balance	$529,520	572,979	606,683	643,124	688,091
Carrying amount	303,305	325,980	352,465	378,000	410,015
Nonaccrual loans to total net loans	1.01%	1.00%	.93%	.99%	1.00%
Allowance for credit losses to total loans	1.15%	1.18%	1.16%	1.16%	1.16%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.

(4)	Excludes loans acquired at a discount. Predominantly residential real estate loans.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended			Year ended
	December 31			December 31
Dollars in thousands	2018	2017	Change	2018	2017	Change
Interest income	$1,220,281	1,074,139	14%	$4,598,711	4,167,795	10%
Interest expense	161,321	102,689	57	526,409	386,751	36
Net interest income	1,058,960	971,450	9	4,072,302	3,781,044	8
Provision for credit losses	38,000	31,000	23	132,000	168,000	-21
Net interest income after provision for credit losses	1,020,960	940,450	9	3,940,302	3,613,044	9
Other income
Mortgage banking revenues	92,229	96,235	-4	360,442	363,827	-1
Service charges on deposit accounts	108,791	107,783	1	429,337	427,372	—
Trust income	135,024	129,669	4	537,585	501,381	7
Brokerage services income	12,781	12,768	—	51,069	61,445	-17
Trading account and foreign exchange gains	16,582	10,468	58	32,547	35,301	-8
Gain (loss) on bank investment securities	4,219	21,296	-80	(6,301)	21,279	-130
Other revenues from operations	110,970	105,834	5	451,321	440,538	2
Total other income	480,596	484,053	-1	1,856,000	1,851,143	—
Other expense
Salaries and employee benefits	438,928	402,394	9	1,752,264	1,648,794	6
Equipment and net occupancy	73,519	71,363	3	298,828	295,084	1
Outside data processing and software	50,206	50,033	—	199,025	184,670	8
FDIC assessments	9,837	23,722	-59	68,526	101,871	-33
Advertising and marketing	25,910	19,366	34	85,710	69,203	24
Printing, postage and supplies	8,777	8,563	2	35,658	35,960	-1
Amortization of core deposit and other intangible assets	5,359	7,025	-24	24,522	31,366	-22
Other costs of operations	189,626	213,347	-11	823,529	773,377	6
Total other expense	802,162	795,813	1	3,288,062	3,140,325	5
Income before income taxes	699,394	628,690	11	2,508,240	2,323,862	8
Applicable income taxes	153,175	306,287	-50	590,160	915,556	-36
Net income	$546,219	322,403	69%	$1,918,080	1,408,306	36%

11-11-11-11-11

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2018	2018	2018	2018	2017
Interest income	$1,220,281	1,167,375	1,128,905	1,082,150	1,074,139
Interest expense	161,321	138,337	120,118	106,633	102,689
Net interest income	1,058,960	1,029,038	1,008,787	975,517	971,450
Provision for credit losses	38,000	16,000	35,000	43,000	31,000
Net interest income after provision for credit losses	1,020,960	1,013,038	973,787	932,517	940,450
Other income
Mortgage banking revenues	92,229	88,408	92,499	87,306	96,235
Service charges on deposit accounts	108,791	108,647	106,784	105,115	107,783
Trust income	135,024	133,545	137,641	131,375	129,669
Brokerage services income	12,781	12,267	12,629	13,392	12,768
Trading account and foreign exchange gains	16,582	6,073	5,255	4,637	10,468
Gain (loss) on bank investment securities	4,219	(3,415)	2,326	(9,431)	21,296
Other revenues from operations	110,970	113,769	100,280	126,302	105,834
Total other income	480,596	459,294	457,414	458,696	484,053
Other expense
Salaries and employee benefits	438,928	431,371	418,537	463,428	402,394
Equipment and net occupancy	73,519	77,481	73,031	74,797	71,363
Outside data processing and software	50,206	50,678	49,712	48,429	50,033
FDIC assessments	9,837	18,849	19,560	20,280	23,722
Advertising and marketing	25,910	21,784	21,768	16,248	19,366
Printing, postage and supplies	8,777	8,843	8,719	9,319	8,563
Amortization of core deposit and other intangible assets	5,359	6,143	6,388	6,632	7,025
Other costs of operations	189,626	160,830	178,862	294,211	213,347
Total other expense	802,162	775,979	776,577	933,344	795,813
Income before income taxes	699,394	696,353	654,624	457,869	628,690
Applicable income taxes	153,175	170,262	161,464	105,259	306,287
Net income	$546,219	526,091	493,160	352,610	322,403

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	December 31
Dollars in thousands	2018	2017	Change
ASSETS
Cash and due from banks	$1,605,439	1,420,888	13%
Interest-bearing deposits at banks	8,105,197	5,078,903	60
Trading account	185,584	132,909	40
Investment securities	12,692,813	14,664,525	-13
Loans and leases:
Commercial, financial, etc.	22,977,976	21,742,651	6
Real estate - commercial	34,363,556	33,366,373	3
Real estate - consumer	17,154,446	19,613,344	-13
Consumer	13,970,499	13,266,615	5
Total loans and leases, net of unearned discount	88,466,477	87,988,983	1
Less: allowance for credit losses	1,019,444	1,017,198	—
Net loans and leases	87,447,033	86,971,785	1
Goodwill	4,593,112	4,593,112	—
Core deposit and other intangible assets	47,067	71,589	-34
Other assets	5,421,158	5,659,776	-4
Total assets	$120,097,403	118,593,487	1%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$32,256,668	33,975,180	-5%
Interest-bearing deposits	57,087,998	58,278,970	-2
Deposits at Cayman Islands office	811,906	177,996	356
Total deposits	90,156,572	92,432,146	-2
Short-term borrowings	4,398,378	175,099	—
Accrued interest and other liabilities	1,637,348	1,593,993	3
Long-term borrowings	8,444,914	8,141,430	4
Total liabilities	104,637,212	102,342,668	2
Shareholders' equity:
Preferred	1,231,500	1,231,500	—
Common	14,228,691	15,019,319	-5
Total shareholders' equity	15,460,191	16,250,819	-5
Total liabilities and shareholders' equity	$120,097,403	118,593,487	1%

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2018	2018	2018	2018	2017
ASSETS
Cash and due from banks	$1,605,439	1,311,611	1,367,594	1,291,664	1,420,888
Interest-bearing deposits at banks	8,105,197	6,523,746	6,669,985	6,135,434	5,078,903
Federal funds sold	—	—	1,500	1,000	—
Trading account	185,584	125,038	148,303	141,134	132,909
Investment securities	12,692,813	13,073,881	13,283,002	14,066,564	14,664,525
Loans and leases:
Commercial, financial, etc.	22,977,976	21,635,394	21,894,857	21,697,522	21,742,651
Real estate - commercial	34,363,556	33,518,375	34,137,937	33,753,506	33,366,373
Real estate - consumer	17,154,446	17,721,399	18,310,712	18,960,946	19,613,344
Consumer	13,970,499	13,805,317	13,453,944	13,298,775	13,266,615
Total loans and leases, net of unearned discount	88,466,477	86,680,485	87,797,450	87,710,749	87,988,983
Less: allowance for credit losses	1,019,444	1,019,488	1,019,248	1,019,671	1,017,198
Net loans and leases	87,447,033	85,660,997	86,778,202	86,691,078	86,971,785
Goodwill	4,593,112	4,593,112	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	47,067	52,426	58,569	64,957	71,589
Other assets	5,421,158	5,486,826	5,525,786	5,637,881	5,659,776
Total assets	$120,097,403	116,827,637	118,426,053	118,622,824	118,593,487

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$32,256,668	31,773,560	32,086,191	31,817,516	33,975,180
Interest-bearing deposits	57,087,998	56,919,549	56,924,970	58,851,050	58,278,970
Deposits at Cayman Islands office	811,906	447,287	261,427	278,064	177,996
Total deposits	90,156,572	89,140,396	89,272,588	90,946,630	92,432,146
Short-term borrowings	4,398,378	1,310,110	3,239,416	1,626,129	175,099
Accrued interest and other liabilities	1,637,348	1,800,778	1,953,848	1,749,320	1,593,993
Long-term borrowings	8,444,914	9,140,268	8,382,316	8,591,051	8,141,430
Total liabilities	104,637,212	101,391,552	102,848,168	102,913,130	102,342,668
Shareholders' equity:
Preferred	1,231,500	1,231,500	1,231,500	1,231,500	1,231,500
Common	14,228,691	14,204,585	14,346,385	14,478,194	15,019,319
Total shareholders' equity	15,460,191	15,436,085	15,577,885	15,709,694	16,250,819
Total liabilities and shareholders' equity	$120,097,403	116,827,637	118,426,053	118,622,824	118,593,487

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Year ended
	December 31,		December 31,		September 30,		December 31, 2018 from		December 31,				Change
Dollars in millions	2018		2017		2018		December 31,	September 30,	2018		2017		in
	Balance	Rate	Balance	Rate	Balance	Rate	2017	2018	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$7,394	2.23%	6,680	1.31%	5,207	1.98%	11%	42%	$5,614	1.93%	5,578	1.10%	1%
Federal funds sold	—	—	—	—	—	—	—	—	1	1.95	—	—	—
Trading account	56	2.65	87	1.31	65	1.78	-35	-14	58	2.55	71	1.70	-18
Investment securities	13,034	2.41	14,808	2.30	13,431	2.37	-12	-3	13,694	2.37	15,538	2.34	-12
Loans and leases, net of unearned discount
Commercial, financial, etc.	22,376	4.92	21,562	4.06	21,689	4.68	4	3	21,832	4.60	21,981	3.88	-1
Real estate - commercial	33,586	5.27	33,138	4.61	33,800	5.10	1	-1	33,682	5.01	33,196	4.40	1
Real estate - consumer	17,421	4.31	19,974	4.03	18,006	4.21	-13	-3	18,330	4.18	21,013	3.96	-13
Consumer	13,918	5.35	13,163	4.91	13,637	5.26	6	2	13,555	5.19	12,625	4.82	7
Total loans and leases, net	87,301	5.02	87,837	4.40	87,132	4.86	-1	—	87,399	4.79	88,815	4.25	-2
Total earning assets	107,785	4.51	109,412	3.93	105,835	4.40	-1	2	106,766	4.33	110,002	3.82	-3
Goodwill	4,593		4,593		4,593		—	—	4,593		4,593		—
Core deposit and other intangible assets	50		75		55		-34	-11	59		86		-32
Other assets	5,371		6,146		5,514		-13	-3	5,541		6,179		-10
Total assets	$117,799		120,226		115,997		-2%	2%	$116,959		120,860		-3%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$51,820	.54	53,436	.29	51,552	.43	-3%	1%	$52,102	.41	53,399	.25	-2%
Time deposits	5,960	1.07	6,888	.70	5,826	.88	-13	2	6,025	.85	8,161	.75	-26
Deposits at Cayman Islands office	693	1.81	215	.61	407	1.52	223	70	394	1.43	185	.64	114
Total interest-bearing deposits	58,473	.61	60,539	.34	57,785	.49	-3	1	58,521	.47	61,745	.32	-5
Short-term borrowings	315	1.91	178	.81	374	1.70	77	-16	331	1.63	205	.74	62
Long-term borrowings	9,239	3.03	8,464	2.37	9,047	2.90	9	2	8,845	2.81	8,302	2.28	7
Total interest-bearing liabilities	68,027	.94	69,181	.59	67,206	.82	-2	1	67,697	.78	70,252	.55	-4
Noninterest-bearing deposits	32,631		32,930		31,467		-1	4	31,893		32,520		-2
Other liabilities	1,752		1,844		1,775		-5	-1	1,739		1,793		-3
Total liabilities	102,410		103,955		100,448		-1	2	101,329		104,565		-3
Shareholders' equity	15,389		16,271		15,549		-5	-1	15,630		16,295		-4
Total liabilities and shareholders' equity	$117,799		120,226		115,997		-2%	2%	$116,959		120,860		-3%

Net interest spread		3.57		3.34		3.58				3.55		3.27
Contribution of interest-free funds		.35		.22		.30				.28		.20
Net interest margin		3.92%		3.56%		3.88%				3.83%		3.47%

15-15-15-15-15

M&T BANK CORPORATION

Reconciliation of GAAP to Non-GAAP Measures

	Three months ended		Year ended
	December 31		December 31
	2018	2017	2018	2017
Income statement data
In thousands, except per share
Net income
Net income	$546,219	322,403	1,918,080	1,408,306
Amortization of core deposit and other intangible assets (1)	3,950	4,261	18,075	19,025
Net operating income	$550,169	326,664	1,936,155	1,427,331

Earnings per common share
Diluted earnings per common share	$3.76	2.01	12.74	8.70
Amortization of core deposit and other intangible assets (1)	.03	.03	.12	.12
Diluted net operating earnings per common share	$3.79	2.04	12.86	8.82

Other expense
Other expense	$802,162	795,813	3,288,062	3,140,325
Amortization of core deposit and other intangible assets	(5,359)	(7,025)	(24,522)	(31,366)
Noninterest operating expense	$796,803	788,788	3,263,540	3,108,959
Efficiency ratio
Noninterest operating expense (numerator)	$796,803	788,788	3,263,540	3,108,959
Taxable-equivalent net interest income	1,064,918	980,457	4,094,199	3,815,614
Other income	480,596	484,053	1,856,000	1,851,143
Less: Gain (loss) on bank investment securities	4,219	21,296	(6,301)	21,279
Denominator	$1,541,295	1,443,214	5,956,500	5,645,478
Efficiency ratio	51.70%	54.65%	54.79%	55.07%
Balance sheet data
In millions
Average assets
Average assets	$117,799	120,226	116,959	120,860
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(50)	(75)	(59)	(86)
Deferred taxes	13	26	16	33
Average tangible assets	$113,169	115,584	112,323	116,214
Average common equity
Average total equity	$15,389	16,271	15,630	16,295
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)
Average common equity	14,157	15,039	14,398	15,063
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(50)	(75)	(59)	(86)
Deferred taxes	13	26	16	33
Average tangible common equity	$9,527	10,397	9,762	10,417
At end of quarter
Total assets
Total assets	$120,097	118,593
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(47)	(72)
Deferred taxes	13	19
Total tangible assets	$115,470	113,947
Total common equity
Total equity	$15,460	16,251
Preferred stock	(1,232)	(1,232)
Undeclared dividends - cumulative preferred stock	(3)	(3)
Common equity, net of undeclared cumulative preferred dividends	14,225	15,016
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(47)	(72)
Deferred taxes	13	19
Total tangible common equity	$9,598	10,370

(1)	After any related tax effect.

16-16-16-16-16

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Income statement data
In thousands, except per share
Net income
Net income	$546,219	526,091	493,160	352,610	322,403
Amortization of core deposit and other intangible assets (1)	3,950	4,528	4,709	4,888	4,261
Net operating income	$550,169	530,619	497,869	357,498	326,664

Earnings per common share
Diluted earnings per common share	$3.76	3.53	3.26	2.23	2.01
Amortization of core deposit and other intangible assets (1)	.03	.03	.03	.03	.03
Diluted net operating earnings per common share	$3.79	3.56	3.29	2.26	2.04

Other expense
Other expense	$802,162	775,979	776,577	933,344	795,813
Amortization of core deposit and other intangible assets	(5,359)	(6,143)	(6,388)	(6,632)	(7,025)
Noninterest operating expense	$796,803	769,836	770,189	926,712	788,788
Efficiency ratio
Noninterest operating expense (numerator)	$796,803	769,836	770,189	926,712	788,788
Taxable-equivalent net interest income	1,064,918	1,034,771	1,014,184	980,326	980,457
Other income	480,596	459,294	457,414	458,696	484,053
Less: Gain (loss) on bank investment securities	4,219	(3,415)	2,326	(9,431)	21,296
Denominator	$1,541,295	1,497,480	1,469,272	1,448,453	1,443,214
Efficiency ratio	51.70%	51.41%	52.42%	63.98%	54.65%
Balance sheet data
In millions
Average assets
Average assets	$117,799	115,997	116,413	117,684	120,226
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(50)	(55)	(62)	(68)	(75)
Deferred taxes	13	14	17	18	26
Average tangible assets	$113,169	111,363	111,775	113,041	115,584
Average common equity
Average total equity	$15,389	15,549	15,533	16,059	16,271
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,232)
Average common equity	14,157	14,317	14,301	14,827	15,039
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(50)	(55)	(62)	(68)	(75)
Deferred taxes	13	14	17	18	26
Average tangible common equity	$9,527	9,683	9,663	10,184	10,397
At end of quarter
Total assets
Total assets	$120,097	116,828	118,426	118,623	118,593
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(47)	(52)	(59)	(65)	(72)
Deferred taxes	13	14	16	17	19
Total tangible assets	$115,470	112,197	113,790	113,982	113,947
Total common equity
Total equity	$15,460	15,436	15,578	15,710	16,251
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,232)
Undeclared dividends - cumulative preferred stock	(3)	(3)	(3)	(3)	(3)
Common equity, net of undeclared cumulative preferred dividends	14,225	14,201	14,343	14,475	15,016
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(47)	(52)	(59)	(65)	(72)
Deferred taxes	13	14	16	17	19
Total tangible common equity	$9,598	9,570	9,707	9,834	10,370

(1)	After any related tax effect.